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Chase Bank - Retail Card Services Group                                                   Monthly Report
Certificateholders' Statement                                                             Chase Master Credit Card Trust I
                                                                                          Series 1997-1

Section 5.2 - Supplement                                           Class A           Class B         Collateral            Total
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

(i)     Monthly Principal Distributed                                     0.00          0.00             0.00                  0.00

(ii)    Monthly Interest Distributed                              3,666,104.17    316,688.13       433,048.05          4,415,840.35
        Deficiency Amounts                                                0.00          0.00                                   0.00
        Additional Interest                                               0.00          0.00                                   0.00
        Accrued and Unpaid Interest                                                                      0.00                  0.00

(iii)   Collections of Principal Receivables                     24,902,413.23  2,075,193.88     2,668,122.92         29,645,730.03

(iv)    Collections of Finance Charge Receivables                 3,583,003.13    298,582.56       383,894.23          4,265,479.92

(v)     Aggregate Amount of Principal Receivables                                                                 13,617,068,532.55

                                 Investor Interest            1,150,000,000.00 95,833,000.00   123,214,619.00      1,369,047,619.00
                                 Adjusted Interest            1,150,000,000.00 95,833,000.00   123,214,619.00      1,369,047,619.00

                                           Series
        Floating Investor Percentage                  10.05%            84.00%       7.00%            9.00%                 100.00%
        Fixed Investor Percentage                     10.05%            84.00%       7.00%            9.00%                 100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
                     Current                                                                                                 94.65%
                     30 to 59 days                                                                                            1.66%
                     60 to 89 days                                                                                            1.17%
                     90 or more days                                                                                          2.52%
                                                                                                                            -------
                                 Total Receivables                                                                          100.00%

(vii)   Investor Default Amount                                   1,191,062.42     99,254.86      127,614.17           1,417,931.44

(viii)  Investor Charge-Offs                                              0.00          0.00            0.00                   0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                        0.00          0.00            0.00

(x)     Servicing Fee                                               159,722.22     13,310.14       17,113.14             190,145.50

(xi)    Portfolio Yield (Net of Defaulted Receivables)                                                                        8.95%

(xii)   Reallocated Monthly Principal                                                   0.00             0.00                  0.00

(xiii)  Closing Investor Interest (Class A Adjusted)          1,150,000,000.00 95,833,000.00   123,214,619.00      1,369,047,619.00

(xiv)   LIBOR                                                                                                               5.3750%

(xv)    Principal Funding Account Balance                                                                                      0.00

(xvi)   Accumulation Shortfall                                                                                                 0.00

(xvii)  Principal Funding Investment Proceeds                                                                                  0.00

(xviii) Principal Investment Funding Shortfall
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(xix)   Available Funds                                           3,423,280.91    285,272.42       366,781.09          4,075,334.41

(xx)    Certificate Rate                                               5.4650%       6.6650%          6.0250%

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